Exhibit 99.6

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Note Regarding Translation

This is a translation of the original Japanese “Notice of the 115th Ordinary General Meeting of Shareholders” prepared for the convenience of non-Japanese speakers. Should there be any discrepancy between any part of this translation and the original Japanese text, the latter shall prevail.

Securities Code No. 9062

June 14, 2021

To Our Shareholders

9-3, Higashi-Shimbashi 1-chome, Minato-ku, Tokyo

NIPPON EXPRESS CO., LTD.

Mitsuru Saito

President and Representative Director

NOTICE OF THE 115TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

We are pleased to announce that the 115th Ordinary General Meeting of Shareholders of NIPPON EXPRESS CO., LTD. (the “Company”) will be held as follows.

From the perspective of preventing the spread of the novel coronavirus disease (COVID-19), please refrain from attending the meeting in person if at all possible. In lieu of attending the meeting in person, you can exercise your votes in writing (by mail) or via the Internet. The Company respectfully requests that you review the “Reference Material Concerning the General Meeting of Shareholders” below and exercise your voting rights on or before 6:00 p.m. (JST) June 28, 2021 (Monday).

Particulars

1. Date and Time:	10:00 a.m. on June 29, 2021 (Tuesday)

2. Place:

Large Conference Room, on the 2nd floor of Nippon Express Co., Ltd. 9-3, Higashi-Shimbashi 1-chome, Minato-ku, Tokyo (Please refer to the guidance map to the place of the meeting stated at the end of this document.)

3. Objectives of the Meeting
Matters to be reported:

Report on Business, the Consolidated Accounting Documents, the Non-Consolidated Accounting Documents for the 115th Business Term (from April 1, 2020 to March 31, 2021), and the Report on the Results of Audit of Consolidated Accounting Documents by Accounting Auditor and Audit & Supervisory Board.

Matters to be resolved:

Proposal 1:	Proposed Disposal of Surplus

Proposal 2:	Approval of Share Transfer Plan

Proposal 3:	Partial Amendments to the Articles of Incorporation

Proposal 4:	Election of Nine (9) Directors

Proposal 5:	Election of One (1) Audit & Supervisory Board Member

Proposal 6:	Election of the Accounting Auditor

Proposal 7:	Presentation of Bonuses to Directors

(Note: The Company participates in the ICJ platform for institutional investors to vote from ProxyEdge® system of Broadridge. For further details, please consult with your custodian(s), nominee(s) and/or broker(s). Voting via Internet other than ICJ platform is only available for registered shareholders in Japan with Japanese language only.)

(Note to shareholders residing outside Japan)

Your vote is important. We will appreciate your participation in the meeting of this Ordinary General Meeting of Shareholders of the Company through providing instruction to your custodians, brokers, nominees, voting agents or other authorized intermediaries to process your vote as soon as possible. We look forward to receiving your vote.

Disclosures via the Internet

•

Of the documents to be presented along with this notice, Notes to Consolidated Accounting Documents and Notes to Non-Consolidated Accounting Documents are posted on the Company’s website, pursuant to the relevant laws and regulations and Article 15 of the Articles of Incorporation of the Company, and thus are not attached to this notice. As such, reference materials to this notice are part of the Consolidated Accounting Documents and Non-Consolidated Accounting Documents audited by the Accounting Auditor for the purpose of preparing the accounting audit report, and are part of the Consolidated Accounting Documents and Non-Consolidated Accounting Documents audited by the Audit & Supervisory Board Members for the purpose of preparing the auditor report.

•

In the event that any event occurs to amend the items to be presented in the Reference Document Concerning General Meeting of Shareholders, the Business Report, Consolidated Accounting Documents and Non-Consolidated Accounting Documents, please be informed that the Company will display the amended items on the Company’s website.

The Company’s website: https://www.nittsu.co.jp/

To institutional investors

If you make prior application to use the electronic voting rights exercise platform operated by ICJ, Inc., you can exercise your voting rights using this platform.

Reference Material Concerning General Meeting of Shareholders

Proposals and References Materials

Proposal 1: Proposed Disposal of Surplus

The Company secures internal reserves to prepare for stronger management base and financial standing while taking into comprehensive consideration its profit situation, the dividend ratio The Company proposes that the year-end dividend for the business year under review be made as follows:

Matters related to year-end dividend

(1)	Kind of dividend: Cash

(2)	Matters related to distribution of cash and total amount:

Yen 110 per share of common stock of the Company

The total amount: 10,096,321,620 yen

(3)	Effective date for distribution of surplus: June 30, 2021

Proposal 2:     Approval of Share Transfer Plan

At a meeting held April 28, 2021, the Nippon Express Co., Ltd. board of directors resolved to establish holding company NIPPON EXPRESS HOLDINGS, INC. (“Holding Company”) via sole-share transfer (“Share Transfer”) effective January 4, 2022 (tentative).

This proposal seeks the approval of the shareholders for the share transfer plan (“Share Transfer Plan”) for said Share Transfer. The reasons for the Share Transfer and the details of the Share Transfer Plan are as follows.

1.	Reason and purpose for the Share Transfer and other matters

(1) Background behind start of review

The logistics business in Japan faces a challenging environment. Companies in this industry must deal urgently with labor shortages, laws related to work-style reform, digital transformation, and a variety of other changes. At the same time, overseas competitors in the form of mega forwarders have been expanding their businesses rapidly through M&A activities and other means in the global market, creating oligopolies. The Company strives in this environment to achieve the long-term vision of becoming a logistics company with a strong presence in the global market, as detailed in Nippon Express Group Business Plan 2023~ Dynamic Growth~. To achieve this vision, the Company must evolve group management from a medium- and long-term perspective, aiming to maximize value as a corporate group.

Given this background, the Company has investigated a restructuring of the group headquarters function. The Company has determined that the transition to a holding company structure that separates the Group’s management strategy function from its business execution function is optimal.

(2) Purpose of the transition to a holding company structure and group management structure envisioned after the transition

i.	Reinforce group management

By transitioning to a holding company structure, the holding company will be able to specialize in group management and formulate medium- to long-term policies for the group. In addition, the holding company will reallocate resources and design functions and systems to optimize the group and maximize value for the corporate group in pursuit of these policies. In this way, the holding company will drive our group growth strategy. Further, the holding company will provide support to group companies to encourage the creation of groupwide synergies and to optimize each group business. Based on a clear division of responsibilities and authority, group operating companies will pursue their businesses according to their respective roles, supported by speedy decision-making in line with group policies. With the support of the holding company, business divisions within each company will strive to enhance customer value through improved expertise and competitiveness in response to the changing times. In so doing, we expect to achieve sustainable growth as a corporate group. Through these efforts, we intend to maximize our value as a corporate group.

ii.	Strengthen global governance structure for greater overseas business growth

By clearly separating group management functions from the functions of operating companies in Japan, we intend to establish a global group management function that will not be tied to our domestic businesses in Japan. In addition to promoting further growth of global businesses originating from Japan, we will allocate more management resources to our overseas businesses, which we believe is a growth area for the group. At the same time, we will aim to expand businesses that originate from overseas. We will establish a global governance system by strengthening control functions that support global business growth. We intend to achieve this system through coordinated actions among the holding company and regional headquarters companies serving as the core of our operations and management overseas.

iii.	Enhance group corporate management system

The holding company will strive to optimize and enhance effectiveness at each group company. To this end, we will create greater visibility with each group business, establishing a management infrastructure that facilitates rapid and correct management decisions. To achieve overall group optimization and synergies that focus on the customer and provide greater customer value, we must look beyond the company and organizational indicators of sales and profit upon which we have relied to date. We will establish a structure that assesses performance through KPIs that encourage overall optimization. At the same time, we will take even greater advantage of marketing and information sharing within the group related to customer needs to strengthen our groupwide, one-stop account management system. Along the way, we will also improve systems that allow us to create new services within each business. Finally, we will build a groupwide database that facilitates the achievement of these plans as we accelerate the digitalization of our businesses.

(3) Holding company structure post-transition

After the transition to a holding company structure, Nippon Express, the business holding company until this point in time, will continue to act as the core operating company of the group. The main role of Nippon Express, however, will be to drive the group’s logistics business in Japan and global businesses originating from Japan. Our overseas logistics businesses will be led by regional headquarters companies in cooperation with the holding company, which will provide global headquarters functions. The roles of the logistics support business companies will be separated into functional companies providing services within the group and logistics support operating companies that provide customer-facing logistics-related services. These logistics support operating companies will develop businesses that add new value in logistics and help the group advance to higher levels in logistics.

(4) Transition method and procedures

The Company intends to transition to a holding company structure via the method as shown below.

Step 1: Establish holding company via share transfer

Establish a holding company effective January 4, 2022 via share transfer, making Nippon Express Co., Ltd. a wholly owned subsidiary of the holding company.

Step 2: Structure subsequent to establishment of holding company via share transfer (group business reorganization)

Subsequent to the share transfer taking effect, Nippon Express Co., Ltd. subsidiaries will become direct subsidiaries of the new holding company to form a group management structure to fully achieve the purpose of the transition to a holding company structure.

(5) Others

As a result of the share transfer, Nippon Express Co., Ltd. will become a wholly owned subsidiary of the holding company. Therefore, the shares of Nippon Express will be delisted from public trading. However, the holding company will apply for a listing (technical listing) on the First Section of the Tokyo Stock Exchange for the shares of holding company stock allotted to shareholders of Nippon Express. The listing date is subject to review by the Tokyo Stock Exchange, but is scheduled to be January 4, 2022, which is the effective date of the share transfer.

2.	Overview of Share Transfer

The details of the Share Transfer are set forth in the Share Transfer Plan (Copy), below.

Share Transfer Plan(Copy)

Nippon Express Co., Ltd. has drafted the following stock transfer plan (“Plan”) with respect to the transfer of stock (“Share Transfer”) to establish a wholly owning parent company (“Holding Company”) with Nippon Express Co., Ltd. as the wholly owned subsidiary.

Article 1 (Share Transfer)

Pursuant to the provisions of the Plan, Nippon Express Co., Ltd. will conduct a share transfer in which all shares of Nippon Express Co., Ltd. issued and outstanding will be acquired by the Holding Company on the date of incorporation of the Holding Company (defined under Article 6) by way of sole-share transfer.

Article 2 (Purpose, Trade Name, Head Office Location, Total Number of Authorized Shares, and Other Matters Specified in the Holding Company Articles of Incorporation)

1.	The purpose, trade name, head office location, and total number of authorized shares of the Holding Company shall be as follows:

(1) Purpose

The purpose of the Holding Company shall be as described in Article 2 of the Articles of Incorporation attached hereto.

(2) Trade Name

The trade name of the holding company shall be NIPPON EXPRESS Horudingusu Kabushiki Kaisha, in English, NIPPON EXPRESS HOLDINGS, INC.

(3) Head Office Location

The head office of the Holding Company shall be in Chiyoda-ku, Tokyo, located in Kanda-Izumicho, Chiyoda-ku, Tokyo.

(4) Total Number of Authorized Shares

The total number of shares authorized to be issued by the Holding Company shall be 340 million shares.

2. In addition to the preceding paragraphs, matters shall be as determined by the Holding Company’s Articles of Incorporation.

Article 3 (Names of the Directors and Members of the Audit & Supervisory Board of the Holding Company at the Time of Incorporation and Name of the Independent Auditor)

1.	The names of the directors and members of the Audit & Supervisory Board of the Holding Company at the time of incorporation shall be as follows:

Directors	Kenji Watanabe
Directors	Mitsuru Saito
Directors	Satoshi Horikiri
Directors	Tatsuya Suzuki
Directors	Takashi Masuda
Directors	Tatsuya Akama
Directors	Shigeo Nakayama
Directors	Sadako Yasuoka
Directors	Yojiro Shiba

2.	The names of members of the Audit & Supervisory Board of the Holding Company at the time of incorporation shall be as follows:

Audit & Supervisory Board Members	Shigeki Arima
Audit & Supervisory Board Members	Koji Mizota
Audit & Supervisory Board Members	Toshiaki Nojiri
Audit & Supervisory Board Members	Yoshio Aoki
Audit & Supervisory Board Members	Nobuko Sanui

3.	The name of the independent auditor of the Holding Company at the time of incorporation shall be as follows:

Independent Auditor    Deloitte Touche Tohmatsu LLC

Article 4 (Shares to be Delivered upon the Share Transfer and Allotment Thereof)

1.

Upon execution of the Share Transfer, the Holding Company will deliver shares of common stock of the Holding Company to the shareholders of Nippon Express Co., Ltd. who are registered or recorded in the shareholder registry of Nippon Express Co., Ltd. as of the time immediately prior to the time when the Holding Company acquires all of the issued shares of the Company through the Share Transfer (“Base Time”), in exchange for the shares of common stock of Nippon Express Co., Ltd. held by such shareholders.

2.

With respect to the allotment of Holding Company shares exchanged in accordance with the previous paragraph, the Holding Company will allot shares of Holding Company common stock at a ratio of one share for each share of Nippon Express Co., Ltd. held by Nippon Express Co., Ltd. shareholders as of the Base Time.

Article 5 (Matters Concerning Capital and Reserves of the Holding Company)

The amount of capital and reserves as of the date of incorporation of the Holding Company shall be as follows:

(1)	Capital

70,175 million yen

(2)	Capital Reserves

26,908 million yen

(3)	Legal Reserves

0 yen

Article 6 (Date of Holding Company Incorporation)

The date of incorporation of the Holding Company (the “Date of Incorporation of the Holding Company”) shall be January 4, 2022; provided, however, that such date may be changed if necessary related to the progress of the procedures of the Share Transfer or for any other reason.

Article 7 (General Meeting of Shareholders to Approve Plan)

Nippon Express Co., Ltd. shall seek a resolution of the general meeting of shareholders (including cases in which a resolution of the general meeting of shareholders is deemed to have been passed pursuant to the provisions of Article 319-1 of the Companies Act) regarding matters necessary for the approval of Plan and Share Transfer prior to the day before the incorporation of the Holding Company.

Article 8 (Shareholder Register Administrator)

The administrator of the Holding Company shareholder registry shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 9 (Change in Conditions of the Share Transfer or Cancellation of the Share Transfer)

During the period from the date of formulation of the Plan to the date of incorporation of the Holding Company, in the event of a material change in the financial condition or business performance of Nippon Express Co., Ltd. the Company due to a natural disaster or other event, or in the event of a situation that could hinder the execution of the Share Transfer materially, the conditions or other details of the Share Transfer Plan may be changed or the Share Transfer may be canceled per resolution of the Nippon Express Co., Ltd. board of directors.

Article 10 (Plan Effectiveness)

This Plan shall cease to be effective in the event of any of the following events:

(1)	If the Plan is not approved at a general meeting of shareholders of Nippon Express Co., Ltd. the Company by the day before the date of incorporation of the Holding Company

(2)

In the event that the approval of the relevant government agencies as provided for in domestic and foreign laws and regulations is not obtained by the date of incorporation of the Holding Company, or in the event that such approval is subject to conditions or restrictions that hinder the execution of the Share Transfer materially

April 28, 2021
9-3, Higashi-Shimbashi 1-chome, Minato-ku, Tokyo
Nippon Express Co., Ltd.
Mitsuru Saito, President and Chief Executive Officer

Attachment

NIPPON EXPRESS HOLDINGS, INC.

Articles of Incorporation

Section I General Provisions

(Trade Name)

Article 1 The name of the company shall be NIPPON EXPRESS Horudingusu Kabushiki Kaisha in Japanese, in English, NIPPON EXPRESS HOLDINGS, INC. (hereinafter, the “Company”).

(Purposes)

Article 2 The purpose of the Company shall be to control and manage the business activities of companies (including overseas companies), partnerships (including the equivalent to partnerships overseas), and other equivalent business entities engaged in the following businesses through the ownership of shares or equity interests in said companies.

(1) Railroad freight forwarding business

(2) Truck transportation business

(3) Truck freight forwarding business

(4) Marine transportation business

(5) Coastal shipping business

(6) Harbor Transportation Business

(7) NVOCC marine transportation services

(8) Air freight forwarding business and air freight forwarding agency services

(9) Transportation business and freight forwarding other than as listed above

(10) Warehousing business

(11) Customs-clearance business

(12) Construction business

(13) Transportation, construction and installation of heavy goods and any incidental business thereto

(14) Security services business

(15) Waste disposal and waste collection and transportation businesses

(16) Specified correspondence delivery services business

(17) Sale of goods, import and export business, brokerage business, and related agency business

(18) Production, assembly, repair and processing related to the above

(19) Non-life insurance agency business and life insurance solicitation business

(20) Manufacture and sales of petroleum, oils and fats, and liquefied petroleum gas

(21) Packing business and other related businesses

(22) Sales, leasing, brokerage and appraisal of real estate

(23) Design, management, and consulting related to civil engineering and construction

(24) Comprehensive building management

(25) Business related to power generation and sales

(26) Acquisition, planning, development, and sales of intangible property rights, including industrial property right, copyrights, expert knowledge, systems engineering, and other software

(27) Information asset management business

(28) Temporary staffing and placement business

(29) Business contracting

(30) Investment in and financing of the businesses listed in the above items

(31) All businesses incidental and related to the above items

2	The Company may engage in each of the business described in the preceding paragraph and all businesses incidental or related thereto.

(Head Office Location)

Article 3 The head office of the Company shall be located in in Chiyoda-ku, Tokyo.

(Method of Public Notice)

Article 4 The method of public notice of the Company shall be via electronic public notice. Provided, however, in the event that electronic public notice cannot be given due to an accident or other unavoidable reason, public notices shall be made in the Tokyo edition of the Nihon Keizai Shimbun.

Section II Shares

(Total Number of Authorized Shares)

Article 5 The total number of authorized shares of the Company shall be 340 million shares.

(Number of Shares per Trading Unit)

Article 6 The number of shares per trading unit of the Company shall be 100 shares.

(Rights to Shares of Less Than One Trading Unit)

Article 7 Shareholders of the Company may not exercise rights with respect to shares owned of less than one trading unit other than as described below.

(1)	Rights enumerated under each item of Article 189-2 of the Companies Act

(2)	Rights to make a request pursuant to the provisions of Article 166-1 of the Companies Act

(3)	Rights to receive an allotment of shares for subscription and allotment of share options for subscription in proportion to the number of shares held by the shareholder

(4)	Rights to make a request pursuant to the following articles

(Additional Purchase of Shares of Less Than One Trading Unit)

Article 8 Any shareholder of the Company may, pursuant to Share Handling Regulations, request that the Company sell to him/her the number of shares that, together with the number of shares constituting less than one trading unit held by him/her, will constitute one trading unit of shares.

(Administrator of Shareholder Registry)

Article 9 The Company shall appoint a shareholder registry administrator.

2	The administrator of the shareholder registry and the place of handling the affairs thereof shall be specified by a resolution of the board of directors and published via public notice.

3

Preparation and keeping of the Company’s shareholder registry and/or registry of stock acquisition rights, as well as other administrative tasks related to the shareholder registry and register of stock acquisition rights shall be entrusted to the administrator of the shareholder registry and shall not be performed by the Company.

(Share Handling Regulations)

Article 10 Handling, etc., and fees concerning shares of the Company shall be governed by the Share Handling Regulations established by the Board of Directors, in addition to the provisions of laws and regulations or these Articles of Incorporation.

Section III General Meeting of Shareholders

(Convocation)

Article 11 The ordinary general meeting of shareholders of the company shall be convened within three months from the day following the conclusion of each business year, and any extraordinary general meetings of shareholders shall be called as necessary.

(Record Date of Ordinary General Meeting of Shareholders)

Article 12 The record date for voting rights at the Company’s ordinary general meeting of shareholders shall be December 31 of each year.

(Convener and Chairperson)

Article 13 Except as otherwise provided for in laws and regulations, general meetings of shareholders shall be convened by the president of the Company per resolution of the board of directors. In the event that the president is unable to attend to his/her duties, other directors, in the order appointed by the board of directors in advance, shall convene the general meeting of shareholders.

2

The president of the Company shall serve as chair the general meeting of shareholders. In the event that the president is unable to attend to his/her duties, other directors, in the order appointed by the board of directors in advance, shall chair the general meeting of shareholders.

(Provision Through Electronic Means)

Article 14 The Company shall take measures for electronic provision as provided in Article 325-2 of the Companies Act.

2.

The Company shall not be required to include in the document delivered pursuant to the provisions of Article 325-5.2 of the Companies Act all or part of the matters specified by the applicable Ordinance of the Ministry of Justice among the matters to be provided electronically as provided in Article 325-5.1 of the same act.

(Internet Disclosure as Deemed Provision of Reference Documents for General Meetings of Shareholders)

Article 14-2 The Company may, when convening a general meeting of shareholders, deem that it has provided information pertaining to matters to be stated or indicated in the reference documents for general meetings of shareholders, business reports, financial statements and consolidated financial statements to shareholders by disclosing such information by means of the internet in accordance with the applicable Ordinance of the Ministry of Justice.

(Exercise of Voting Rights by Proxy)

Article 15 Shareholders may exercise voting rights on behalf of one other shareholder who holds voting rights of the company.

2	In the case of the preceding paragraph, the shareholder or proxy shall submit to the Company a document evidencing the authority of proxy at each general meeting of shareholders.

(Method of Resolution)

Article 16 Excluding when otherwise provided for by laws, regulations and these Articles of Incorporation, the resolutions of a shareholders meeting shall be passed by a majority of the voting rights of shareholders able to exercise voting rights in attendance.

2

Except as otherwise provided in these Articles of Incorporation, resolutions of the general meeting of shareholders as provided for in Article 309-2 of the Companies Act shall be adopted by a resolution of the general meeting of shareholders at which shareholders holding one-third or more of the voting rights of shareholders who are entitled to exercise their voting rights are present and by a vote representing two-thirds or more of the voting rights of the shareholders present.

Section IV Directors and Board of Directors

(Establishment of Board of Directors)

Article 17 The Company shall establish a board of directors.

(Number of Directors)

Article 18 The number of directors on the Company’s board of directors shall not exceed 15.

(Election of Directors)

Article 19 Directors shall be elected by resolution of the general meeting of shareholders.

2

The election of company directors shall be undertaken by one-third or more of the voting rights of shareholders able to exercise voting rights in attendance and by a majority of the voting rights of shareholders in attendance.

3	Resolutions regarding the election of directors shall not be made by cumulative voting.

(Director Term of Office)

Article 20 The term of office for directors shall expire on the conclusion of the ordinary general meeting of shareholders related to the last fiscal year ending within one year of the election of the director in question.

(Representative Directors and Executive Directors)

Article 21 The Company’s board of directors shall appoint representative directors by board resolution.

2	Each representative director shall represent the Company.

3	The board of directors may, by resolution, select one president, and, if necessary, one chairman and several executive vice presidents, senior managing directors, and managing directors.

(Convener and Chairperson of Board of Director Meetings)

Article 22 Except as otherwise provided by laws and regulations, meetings of the board of directors shall be convened and chaired by a director previously determined by the board of directors. In the event that the director in question is unable to attend to his/her duties, another director, in the order appointed by the board of directors in advance, shall chair the board of directors meeting.

(Notice of Convocation of Board of Director Meetings)

Article 23 A notice of the convening of a meeting of the board of directors shall be sent to each director and member of the Audit & Supervisory Board no later than three days prior to the date of the meeting. Provided, however, that such period may be shortened in case of an emergency.

2	A board of directors meeting may be held without convocation procedures with the consent of all directors and members of the Audit & Supervisory Board.

(Board of Director Regulations)

Article 24 Matters related to the board of directors shall be determined according to laws and regulations, these Articles of Incorporation, and regulations as determined by the board of directors.

(Method of Resolutions by the Board of Directors)

Article 25 Resolutions at meetings of the board of directors shall be adopted by a majority of the directors present and voting.

(Omission of Resolutions of Board of Director Meetings)

Article 26 In the event that the requirements of Article 370 of the Companies Act are satisfied, the Company shall be deemed to have passed a resolution of the board of directors.

(Director Exemption From Liability)

Article 27 The Company may, by a resolution of the board of directors, exempt any director (including persons who were directors) from the liability for damages arising from a neglect of duty as provided for in Article 426-1 of the Companies Act and to the extent permitted by laws and regulations.

2

The Company may enter into an agreement with directors (excluding persons who are executive directors, etc.) to limit their liability for damages arising from a neglect of duty as provided for in Article start 427-1 of the Companies Act. Provided, however, that the maximum amount of liability based on said agreements shall be the amount stipulated by laws and regulations.

Section V Members of the Audit & Supervisory Board and the Audit & Supervisory Board

(Establishment of Members of the Audit & Supervisory Board and the Audit & Supervisory Board)

Article 28 The Company shall establish members of the Audit & Supervisory Board and an Audit & Supervisory Board.

(Number of Members of the Audit & Supervisory Board)

Article 29 The number of members on the Company’s Audit & Supervisory Board shall not exceed five.

(Election of Members of the Audit & Supervisory Board)

Article 30 Members of the Audit & Supervisory Board shall be elected by resolution of the general meeting of shareholders.

2

The election of Company members of the Audit & Supervisory Board shall be undertaken by one-third or more of the voting rights of shareholders able to exercise voting rights in attendance and by a majority of the voting rights of shareholders in attendance.

(Audit & Supervisory Board Member Term of Office)

Article 31 The term of office for members of the Audit & Supervisory Board shall expire on the conclusion of the ordinary general meeting of shareholders related to the last fiscal year ending within four years of the election of the member in question.

2

The term of office of a member of the Audit & Supervisory Board elected to fill a vacancy of a member of the Audit & Supervisory Board who retires before the expiration of his/her term of office shall expire at the time of the expiration of the term of office of the retired director who served as a member of the Audit & Supervisory Board.

(Full-Time Members of the Audit & Supervisory Board)

Article 32 The Audit & Supervisory Board shall select members from among the Audit & Supervisory Board to serve as full-time members.

(Notice of Convocation of Audit & Supervisory Board Meetings)

Article 33 A notice of the convening of a meeting of the Audit & Supervisory Board shall be sent to each member of the Audit & Supervisory Board no later than three days prior to the date of the meeting. Provided, however, that such period may be shortened in case of an emergency.

2	An Audit & Supervisory Board meeting may be held without convocation procedures with the consent of all members of the Audit & Supervisory Board.

(Audit & Supervisory Board Regulations)

Article 34 Matters related to the Audit & Supervisory Board shall be determined according to laws and regulations, these Articles of Incorporation, and such regulations as determined by the Audit & Supervisory Board.

(Method of Resolutions by the Audit & Supervisory Board)

Article 35 Excluding where otherwise provided by laws and regulations, the resolutions of the Audit & Supervisory Board shall be passed by a majority of members of the Audit & Supervisory Board.

(Audit & Supervisory Board Member Exemption From Liability)

Article 36 The Company may, by a resolution of the board of directors, exempt any member of the Audit & Supervisory Board (including persons who were members of the Audit & Supervisory Board) from the liability for damages provided for in Article 426-1 of the Companies Act to the extent permitted by laws and regulations.

2

The Company may enter into an agreement with members of the Audit & Supervisory Board to limit their liability for damages arising from a neglect of duties as provided for in Article 427-1 of the Companies Act, if such agreement meets the requirements stipulated in laws and regulations. Provided however, that the maximum amount of liability based on said agreements shall be the amount stipulated by laws and regulations.

Section VI Independent Auditor

(Establishment of an Independent Auditor)

Article 37 The Company shall establish an independent auditor.

(Selection of Independent Auditor)

Article 38 An independent auditor shall be selected by resolution of the general meeting of shareholders.

(Independent Auditor Term of Service)

Article 39 The term of service for an independent auditor shall expire on the conclusion of the ordinary general meeting of shareholders related to the last fiscal year ending within one years of the selection of the independent auditor in question.

2

The independent auditor shall be deemed as having been reappointed at the ordinary general meeting of shareholders absent a resolution to the contrary at the ordinary general meeting of shareholders as provided in the preceding paragraph.

Section VII Accounts

(Business Year)

Article 40 The business year of the Company shall commence on January 1 and end on December 31.

(Decision-Making Body for Dividends From Surplus)

Article 41 Unless otherwise provided for in laws and regulations, the Company may determine matters as described under each item in Article 459-1 of the Companies Act via board of director resolution.

(Record Date for Dividends From Surplus)

Article 42 The record date for year-end dividends of the Company shall be December 31 of each year.

2	The record date for interim dividends of the Company shall be June 30 of each year.

3	In addition to the preceding two paragraphs, dividends from surplus may be paid by setting a record date.

(Exclusion Period for Dividends)

Article 43 In cases where dividends are to be paid in cash but are not received after three full years from the date of commencement of payment, the Company shall be relieved of the obligation to pay such dividends.

2 No interest shall be paid on unpaid year-end or interim dividends.

Supplementary Provisions

(Inaugural Business Year)

Article 1 Notwithstanding the provisions of Article 40(Business Year), the inaugural business year of the Company shall be from the date of incorporation of the Company to December 31, 2022.

(Initial Remuneration, Etc., of Directors)

Article 2 The total amount of remuneration, etc., to be paid in cash to the directors of the Company from the date of incorporation of the Company to the close of the ordinary general meeting of shareholders related to the fiscal year ending on December 31, 2023 shall not exceed 660 million yen per year (not including employee salaries for directors who serve concurrently as employees). The Company may bear the cost of company housing and other expenses necessary for business within the scope of this total amount.

2.

Of the remuneration, etc., to be paid to Company directors (excluding outside directors and non-residents of Japan) and executive officers (excluding non-residents in Japan; “Company Directors, Etc.”), details of the stock-based compensation (“Plan”) to be paid as remuneration, etc., covering the period from the date of establishment of the Company to the fiscal year ending on December 31, 2023 are as described hereafter. Remuneration based on this Plan shall be separate from that provided under Paragraph 1 of this Article.

(1) Plan overview

This Plan is a performance-linked stock compensation plan under which Company stock shall be acquired by a trust (the trust established under this Plan to be referred to as “Trust,” below) using money contributed by Nippon Express Co., Ltd. (“Nippon Express”) before January 3, 2022, as a source of funds, delivered or paid to Company Directors, Etc. and Nippon Express directors, etc. (Nippon Express directors (excluding outside directors and non-residents of Japan) and executive officers (excluding non-residents of Japan); Company directors, etc. and Nippon Express directors, etc., collectively referred to as “Eligible Directors, Etc.” below) as Company stock or cash equivalent to the proceeds from the conversion of Company shares (“Share Delivery, Etc.”).

Further, this Plan is a stock-based compensation plan identical in content to the stock-based compensation plan approved at the 113th Ordinary General Meeting of Shareholders of Nippon Express. The Company shall, as of January 4, 2022, succeed the contractual status, rights, and obligations of Nippon Express related to the Director Stock Compensation Trust Agreement executed between Nippon Express and Mitsubishi UFJ Trust and Banking Corporation, etc., and dated August 31, 2016 (the trust period related to the trust agreement in question has been extended as of August 5, 2019).

(2) Maximum amount of funds to be contributed to the Trust

Nippon Express shall contribute funds up to a total of 800 million yen as remuneration for Directors, Etc. serving for the trust period, such funds representing the necessary funds covering the eligible evaluation period of five fiscal years from the fiscal year ending March 31, 2020 to the fiscal year ending March 31, 2024, and shall establish the Trust for Directors, Etc. who are beneficiaries fulfilling the beneficiary requirements. The Company shall succeed the contractual status, rights, and obligations of Nippon Express in relation to the Trust as described in (1) above (provided, however, that if (i) a resolution at the 115th Ordinary General Meeting of Shareholders of Nippon Express is approved that includes making December 31 that last day of the business year of Nippon Express, and (ii) such resolution is not approved promptly thereafter, then the conclusion of the evaluation period shall be changed to the fiscal year ending December 31, 2023, at which time the Company shall make the succession as provided in (1) above simultaneously.).

The Company may continue this Plan by establishing a new evaluation period of five fiscal years after the end of the fiscal year ending December 31, 2023, and the same shall apply thereafter. Upon continuation of the Plan, the Trust may be extended, rather than establishing a new trust, by amending the trust agreement and making additional monetary contributions. The maximum amount of funds to be contributed or added upon continuation of this Plan shall be 800 million yen per trust period, and the extended trust period shall be five years in principle. Provided, however, that when providing said additional contributions, if Company shares (excluding Company shares corresponding to points granted to Eligible Directors, Etc. for which delivery has not been completed) and cash remain in the trust as of the last day of the trust period prior to extension of the trust period (“Remaining Shares, Etc.”), the combined amount of such Remaining Shares, Etc. and additionally contributed funds shall be 800 million yen per trust period.

(3)	Calculation method and maximum number of Company shares subject to Share Delivery, Etc. to Eligible Directors, Etc.

The number of Company shares subject to Share Delivery, Etc., to Eligible Directors, Etc., shall be calculated based on points granted in accordance with respective positions, achievement of performance targets, etc.

First, on the date established as the basis date of each fiscal year within the evaluation period, the number of base points (“Base Points”) for the fiscal year in question established according to position shall be granted to Eligible Directors, Etc., who have met the prescribed requirements. Base Points will increase or decrease in accordance with the degree of achievement of each performance target, including Company consolidated revenues and consolidated operating income for the fiscal year to which the Base Points in question relate, by means of which the number of points for the fiscal year in question (“Annual Points”) will be determined. (The process of determining Annual Points shall be referred to as “Annual Performance Evaluation” below.) Annual Points shall accumulate throughout the evaluation period that includes the fiscal year to which the points in question relate. Provided, however, that if Eligible Directors, Etc., commits an act in violation of the law, or in violation of Company or Nippon Express internal rules, or an act deemed inappropriate in light of the objectives of this Plan to improve Company Group corporate value and shareholder value over the medium to long term, the granting of points may be suspended, in part or in whole, or such points earned may be confiscated in part or in whole.

After the end of the evaluation period, the total number of Annual Points (including Annual Points for the year in question (or the fiscal year ending prior to December 31, 2021, in the event that a resolution is passed at the 115th ordinary general shareholders meeting of Nippon Express that includes a change of fiscal year end for Nippon Express to December 31) for persons among Eligible Directors, Etc., granted Annual Points related to the Nippon Express fiscal year ending prior to March 31, 2022) accumulated during the evaluation period in question shall be increased or decreased according to the degree of achievement of each performance target throughout the evaluation period, including Company or Nippon Express consolidated revenues, consolidated operating income, and consolidated return on equity (“ROE”), etc., by means of which the final number of points for the evaluation period in question shall be determined. (This process of determining the final number of points shall be referred to as “Medium-Term Performance Evaluation” below.)

The range of increase or decrease in accordance to the degree of achievement of performance targets shall be from 0% to 150%, using 100% established as a standard for the degree of achievement of performance targets for the Annual Performance Evaluation and Medium-Term Performance Evaluation overall.

Each point shall correspond to one share of common stock of the Company*, and Eligible Directors, Etc., who satisfy requirements as beneficiaries shall receive Share Delivery, Etc., corresponding to the number of points held by such Eligible Directors, Etc., after the end of the Evaluation Period (see (4) below).

The maximum number of Company shares (points) subject to Share Delivery, Etc. under this Plan for a single fiscal year shall be 23,000 shares (23,000 points). Therefore, the maximum number of Company shares attributable to the Trust for each trust period of five fiscal years shall be 115,000 shares (115,000 points), which is equivalent to the number obtained by multiplying the number of Company shares subject to Share Delivery, Etc. corresponding to a single fiscal year by five, which is the number of fiscal years of the evaluation period.

*

If a stock split or reverse stock split occurs during the trust period and it is deemed fair to adjust the number of points corresponding to Company shares, the corresponding number of Company shares per point shall be adjusted in accordance with the split ratio, reverse stock split ratio, etc.

(4) Timing and details of Share Delivery, Etc. to Eligible Directors, Etc.

As a rule, Eligible Directors, Etc. who satisfy requirements as a beneficiary shall receive Share Delivery, Etc. after the end of the evaluation period in question.

With respect to details of Share Delivery, Etc., to Eligible Directors, Etc., Company stock corresponding to half of the points held by said Eligible Directors, Etc. (rounded down for shares of less than one trading unit) shall be delivered, while the number of Company shares corresponding to remaining points shall be converted by the Trust and delivered in a converted cash equivalent for use in paying income taxes, etc. (The Company shall pay tax on the amount converted to cash, providing the remaining amount after tax payment to Eligible Directors, Etc.)

In the event that an individual Eligible Directors, Etc., retires during the evaluation period, the Company will provide Share Delivery, Etc., corresponding to the points held by such Eligible Directors, Etc. at the time of his or her retirement. The details of Share Delivery, Etc., shall be the same as in the case where Share Delivery, Etc., is conducted after the end of the evaluation period.

In the event of the death of individual Eligible Directors, Etc., during the trust period, the Trust will convert the number of Company shares corresponding to the number of points held by said Eligible Directors, Etc., at the time of his or her death into cash, providing cash equivalent to the value of the conversion to the surviving family members of the Eligible Directors, Etc., who meet the prescribed requirements.

(5) Exercise of voting rights related to Company shares in the Trust

To ensure the neutrality of the Trust in Company management, voting rights of Company shares held by the Trust shall not be exercised during the trust period.

(6) Other Plan details

Other details concerning this Plan shall be determined by the board of directors at the Trust is established, the trust agreement is amended, or additional contributions are made to the Trust.

(Initial Remuneration, Etc., of Members of the Audit & Supervisory Board)

Article 3 The total amount of remuneration, etc., to be paid the members of the Audit & Supervisory Board of the Company from the date of incorporation of the Company to the close of the ordinary general meeting of shareholders related to the fiscal year ending on December 31, 2023 shall not exceed 120 million yen per year. The Company may bear the cost of company housing and other expenses necessary for business within the scope of this total amount.

(Effective Date of Provision Through Electronic Means)

Article 4 Article 14 (Provision Through Electronic Means) shall come into effect as of the effective date (hereinafter “effective date”) of the provisions stipulated in Article 1 of Supplementary Provisions to the Act Partially Amending the Companies Act (Act No. 2019-70).

2.

The provisions of Article 14-2 (Internet Disclosure as Deemed Provision of Reference Documents for General Meetings of Shareholders) shall cease to be effective on the effective date. Provided, however, that the provisions shall remain in effect with respect to the convocation of a general meeting of shareholders to be held within six months from the effective date.

(Acquisition of Treasury Shares)

Article 5 Pursuant to the provisions of Article 165-2 of the Companies Act, the Company may acquire treasury shares via market transactions, etc., pursuant to a resolution of the board of directors.

(Interim Dividends)

Article 6 The Company may, by resolution of the board of directors, pay an interim dividend of surplus in cash as provided in Article 454-5 of the Companies Act to shareholders or registered pledgees whose names appear or are recorded in the latest shareholder registry as of June 30 of each year.

(Deletion of Supplementary Provisions)

Article 7 Article 1 and Article 5 and Article 6 of these Supplementary Provisions shall be deleted at the conclusion of the first ordinary general meeting of shareholders after the formation of the Company.

2.

Article 2-1 and Article 3 of these Supplementary Provisions shall be deleted at the conclusion of the ordinary general meeting of shareholders of the Company for the fiscal year ending December 31, 2023.

3.

Article 2-2 of these Supplementary Provisions shall be deleted as of the termination of this Plan (or, if a resolution for amendment or continuation of this Plan is submitted to and approved at a general meeting of shareholders of the Company, upon said resolution).

4.

Article 14-2 (Internet Disclosure as Deemed Provision of Reference Documents for General Meetings of Shareholders) and Article 4 of these Supplementary Provisions shall be deleted after nine months have elapsed from the effective date.

3.	Outline of matters prescribed in items of Article 206 of the Regulation for Enforcement of the Companies Act

(1)	Matters concerning the appropriateness of consideration for the Share Transfer

(i)

Matters concerning the appropriateness of number and allotment of shares to be delivered Whereas the Share Transfer will establish the Holding Company as the wholly owing parent of the Company via sole-share transfer, and whereas no changes will occur in the shareholder composition of the Company at the time of Share Transfer or in the shareholder composition immediately after the establishment of the Holding Company, the Company has decided to allot one share of Holding Company common stock for each share of Company common stock owned by shareholders, the primary objective of which is to avoid disadvantaging or confusing shareholders. For the above reason, we have not conducted a calculation via a third-party entity.

(ii)

Matters concerning the appropriateness of the amounts of capital and capital reserves The amounts of capital and capital reserves of the Holding Company have been determined within the scope of amounts provided in laws and regulations, and have been judged to be appropriate given the purpose, scale, and capital policy of the Holding Company.

(2)

Matters concerning the wholly owned subsidiary through the Share Transfer No events have occurred since the end of the last fiscal year, such as the disposal of assets or the incurrence of significant liabilities, that have had a significant impact on the status of the Company’s assets.

4.	Matters concerning persons who will become directors of the Holding Company

The following persons will become directors of the Holding Company:

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Kenji Watanabe (February 3, 1950)	Apr. 1972	Joined the Company	(1) 28,803 shares (2) 28,803 shares
	May 2005	Executive Officer Regional General Manager, No. 9 Region, and General Manager, Osaka branch
	Jun. 2005	Director and Executive Officer Regional General Manager, No. 9 Region, and General Manager, Osaka branch
	May 2007	Director and Senior Managing Executive Officer
Regional General Manager, Tokyo Metropolitan Region, and General Manager, Tokyo Branch
	May 2009	Executive Vice President, Chief Operating Officer and Representative Director
	Jun. 2011	President, Chief Executive Officer and Representative Director
	May 2017	Chairman and Representative Director (Incumbent)
(Responsibility) Chairman of the Board of Directors

[Reasons for selection as a candidate for director]

Mr. Kenji Watanabe was appointed president and representative director of the Company in June 2011. Since that time, he has been responsible for strengthening the Company’s domestic business, driving the growth of the entire Nippon Express Group, and building a management foundation for Nippon Express to become a truly global logistics company. Mr. Watanabe assumed the position of chairman and representative director in May 2017. The Company has nominated him as a candidate for director of the Holding Company, judging that his solid leadership and management skills based on his outstanding insights are indispensable for strengthening the management foundation of the Nippon Express Group to achieve the long-term vision in the business plan, we have nominated him as a director for the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Mitsuru Saito (September 22, 1954)	Apr. 1978	Joined the Company	(1) 17,900 shares (2) 17,900 shares
	May 2009	Executive Officer Regional General Manager, Tohoku Region and General Manager, Sendai Branch
	May 2012	Managing Executive Officer
	Jun. 2012	Director and Managing Executive Officer
	May 2014	Executive Vice President, Chief Operating Officer and Representative Director
	May 2017	President, Chief Executive Officer and Representative Director (Incumbent)
(Responsibility) Chief Executive Officer, General Manager, Corporate Strategy Unit and Chief Managing Officer, Corporate Strategy Headquarters

[Reasons for selection as a candidate for director]

Mr. Mitsuru Saito was appointed as executive vice president and representative director of the Company in May 2014. As chief managing officer of the Administration Headquarters, he implemented swift and sure business structural reforms have led to sustainable corporate growth. Mr. Saito assumed office as president and representative director in May 2017. Judging that his management skills founded on solid leadership and outstanding insights as chief executive officer are indispensable for the prompt and reliable implementation of all strategies under the Business Plan, as well as for the growth of the Nippon Express Group into a logistics company with a presence in the global market, the Company have nominated him as a director of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Satoshi Horikiri (October 25, 1960)	Apr. 1983	Joined the Company	(1) 5,300 shares (2) 5,300 shares
	May 2015	Executive Officer Regional General Manager, North Kanto & Shin-Etsu Region and General Manager, Gunma Branch
	May 2017	Executive Officer
	Jun. 2017	Director and Executive Officer
	May 2018	Director and Managing Executive Officer
	Apr. 2019	Director and Senior Managing Executive Officer
	Jun. 2019	Senior Managing Executive Officer
	Apr. 2020	Executive Vice President and Chief Operating Officer
	Jun. 2020	Executive Vice President, Chief Operating Officer and Representative Director (Incumbent)
(Responsibility) General Manager, Corporate Solutions Unit, Chief Managing Officer, Corporate Support Headquarters and Chief Managing Officer, CSR Headquarters

[Reasons for selection as a candidate for director]

Since his appointment as executive officer in May 2015, Mr. Satoshi Horikiri has made significant contributions to the development of the Company’s business in the North Kanto & Shin-Etsu region. He has made great achievements as a manager of important sections, including the Corporate Planning Division and Overseas Business Headquarters. Mr. Horikiri was appointed executive vice president and chief operating officer in April 2020, and as executive vice president and representative director in June of the same year. In securing groupwide optimization, maximizing value as a corporate group, and creating group synergies, Mr. Horikiri has pursued cross-organizational collaboration, leading to significant achievements in each important section. Judging his management skills, currently as general manager of the Corporate Support Headquarters, to be indispensable, the Company have nominated him as a director of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Tatsuya Suzuki (August 19, 1960)	Apr. 1983	Joined the Company	(1) 4,771 shares (2) 4,771 shares
	Oct. 2006	General Manager, Legal & Compliance Division
	May 2007	General Manager, General Affairs & Labor Division
	Feb. 2009	General Manager, Hikone Branch
	Jun. 2011	General Manager, Aomori Branch
	Dec. 2013	Chief Managing Officer, CSR Division
	Jun. 2016	Full-Time Audit & Supervisory Board Member
	Apr. 2020	Managing Executive Officer (Incumbent)
(Responsibility) In Charge of Safety and Health Promotion Division, CSR Promotion Division and Audit Division

[Reasons for selection as a candidate for director]

Mr. Tatsuya Suzuki gained experience in the Company’s Corporate Support Headquarters, mainly in CSR promotion. He was appointed as full-time member of the Audit & Supervisory Board in June 2016, where he has played a part in ensuring sound and fair corporate management. In April 2020, Mr. Suzuki was appointed as managing executive officer and is in charge of safety and health promotion, CSR promotion, and the Audit Division. Judging his expertise and management skills gained as a corporate auditor to be indispensable in strengthening our global governance system and promoting risk management for the Nippon Express Group in the future, the Company has nominated him as a director of the Holding Company.

Name (Date of Birth)		Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)	(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Takashi Masuda (August 30, 1960)	Apr. 1984	Joined the Company	(1) 3,500 shares (2) 3,500 shares
	May 2007	Managing Director, Nippon Express Capital Co., Ltd.
	Jul. 2009	Group General Manager, 3PL Division
	Apr. 2010	Group General Manager, Global Logistics Solutions Division
	May 2013	General Manager, Finance & Accounting Division
	May 2015	Director and Executive Officer, Nittsu Shoji Co., Ltd.
	May 2017	Director and Managing Executive Officer, Nittsu Shoji Co., Ltd.
	May 2018	Executive Officer
	Jun. 2018	Director and Executive Officer
	Apr. 2021	Director and Managing Executive Officer (Incumbent)
(Responsibility) In Charge of Corporate Planning Division and Financial Planning Division

[Reasons for selection as a candidate for director]

Mr. Takashi Masuda has promoted measures to reinforce its financial base and streamline company-wide accounting operations as the individual in charge of finance since his appointment as executive officer in May 2018 and director in June 2018. In 2019, he became in charge of the Corporate Planning Division and Financial Planning Division and he was appointed managing executive officer in April 2021. Judging his management skills based on diverse experience and profound knowledge, including in the field of finance, to be indispensable for the Nippon Express Group to strengthen our business foundations through sophisticated strategic investments and to implement capital policies for ESG-oriented business management, the Company has nominated him as a director of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Tatsuya Akama (October 2, 1963)	Apr. 1988	Joined the Company	(1) 1,775 shares (2) 1,775 shares
	Oct. 2011	Group General Manager, Japanese Domestic Business
	Feb. 2014	General Manager, General Affairs & Labor Division
	May 2016	General Manager, Yokohama Branch
	Apr. 2019	Executive Officer Regional General Manager, Tohoku Region and General Manager, Sendai Branch
	Apr. 2021	Executive Officer (Incumbent)
(Responsibility) In Charge of General Affairs Division, Human Resources Strategy Division, Public Relations & Advertising Division, Business Division and Logistics Engineering Strategy Division

[Reasons for selection as a candidate for director]

Mr. Tatsuya Akama has made significant contributions to the development of the Company’s business in the Tohoku region since his appointment as an executive officer in April 2019. Mr. Akama has also been in charge of important sections in the Company’s operations, including General Affairs, Human Resources, and Business Divisions since April 2021. The Nippon Express Group must formulate and promote a human resources strategy to strengthen group management through the transition to a holding company structure. Judging Mr. Akama’s current position in charge of the Company’s human resources strategy, his insight, and his abundant experience to be indispensable, the Company has nominated him as a director of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Shigeo Nakayama (April 3, 1952)	Apr. 1978	Certified as an Attorney (Dai-Ichi Tokyo Bar Association) Joined the Law Firm of Naritomi Yasunobu	(1) 300 shares (2) 300 shares
	Apr. 1987	Founded the Law Firm of Nakayama Shigeo (Incumbent) (In April 2005, name changed to Law Firm of Nakayama & Otokozawa)
	Apr. 2000	Professors, Legal Training and Research Institute, Supreme Court of Japan
	Apr. 2004	Visiting Professor, The University of Tokyo Faculty of Law
	Jun. 2004	Outside Audit & Supervisory Board Member of Shizuoka Daiichi Television Corporation (Incumbent)
	Jun. 2014	Director of the Company (Incumbent)
(Significant Concurrent Positions) Outside Audit & Supervisory Board Member of Shizuoka Daiichi Television Corporation

[Reasons for selection as a candidate for outside director]

Mr. Shigeo Nakayama has expert knowledge in Labor Law and the Labor Relations Act as an attorney. Mr. Nakayama has provided advice necessary for the sound development of the Company with respect to proposals, deliberations based on his legal knowledge which he has cultivated over many years and abundant experience in corporate legal affairs. The Company has nominated Mr. Nakayama as a candidate for outside director of the Holding Company, expecting that he will play a role in supervising and advising on the execution of the business of the Nippon Express Group. While Mr. Nakayama has no experience in corporate management other than as an outside director or outside member of an Audit & Supervisory Board, it is our judgment based on the reasons above that he will able to perform his duties appropriately as an outside director.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Sadako Yasuoka (December 2, 1960)	Jan. 2005	Lecturer, Muryozan Denzuin Rongo School for Kids (Incumbent) (In April 2013, name changed to Muryozan Denzuin Terakoya Rongo School)	(1) 300 shares (2) 300 shares
	Aug. 2007	Teacher of Japanese, Seigakuin Junior & Senior High School
	Oct. 2008	Representative, Ginza Terakoya Rongo School for Kids (Incumbent) (In April 2019, name changed to Ginza Rongo School for Adults)
	Apr. 2009	Teacher of the Analects of Confucius (Rongo), Shukutoku SC Junior & Senior High School (Incumbent)
	Nov. 2013	Representative, Sadako Yasuoka Office (Incumbent)
	Jun. 2015	Director of the Company (Incumbent)
	Oct. 2020	Chairperson, Kyogaku Training Institute and Masahiro Yasuoka Memorial Museum (Incumbent)

[Reasons for selection as a candidate for outside director]

Ms. Sadako Yasuoka has been engaged in educational activities for a broad range of generations including research of the Analects of Confucius (Rongo). She has provided advice necessary for proposals and deliberations from a social perspective based on her depth of education and abundant experience. The Company has nominated Ms. Yasuoka as a candidate for outside director of the Holding Company, expecting that she will play a role in supervising and advising on the execution of the business of the Nippon Express Group. While Ms. Yasuoka has no experience in corporate management other than as an outside director, it is our judgment based on the reasons above that she will able to perform her duties appropriately as an outside director.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Yojiro Shiba (August 7, 1950)	Apr. 1974	Joined the Industrial Bank of Japan, Limited (Current Mizuho Bank, Ltd.)	(1) 0 shares (2) 0 shares
	Mar. 2003	Managing Executive Officer of Mizuho Bank, Ltd.
	May 2005	Managing Executive Officer of Oriental Land Co., Ltd.
	Jun. 2007	Director and Senior Managing Executive Officer of Oriental Land Co., Ltd.
	Apr. 2009	Executive Vice President, Chief Operating Officer and Representative Director of Oriental Land Co., Ltd.
	Jun. 2013	Outside Director of AMUSE INC.
	Jun. 2015	Vice Chairman, and Representative Director of AMUSE INC.
	Jun. 2017	Vice Chairman, Chief Operating Officer and Representative Director of AMUSE INC.
	Mar. 2018	Outside Director of Bridgestone Corporation (Incumbent)
	Apr. 2019	President, Chief Executive Officer and Representative Director of AMUSE INC.
	Jun. 2019	Vice Chairman, Chief Operating Officer and Representative Director of AMUSE INC.
	Jun. 2020	Special Adviser of AMUSE INC.
(Significant Concurrent Positions) Outside Director of Bridgestone Corporation

[Reasons for selection as a candidate for outside director]

Mr. Yojiro Shiba possesses extensive experience in corporate management and wide-ranging expertise gained from addressing diverse customer needs. The Company has nominated Mr. Shiba as a candidate for outside director of the Holding Company, expecting him to play a role in supervising and advising based on his deep insight into corporate management and business execution as the Nippon Express Group accelerates our global business development and enhances group management.

(Notes) 1.	There are no special interests between each candidate and the Company, nor are there any plans to have any special interests in relations to the Holding Company.

2.	Mr. Shigeo Nakayama, Ms. Sadako Yasuoka, and Mr. Yojiro Shiba are candidates for outside directors of the Holding Company.

3.

The Company has registered Mr. Shigeo Nakayama, Ms. Sadako Yasuoka, and Mr. Yojiro Shiba as independent directors in accordance with the provisions of the Tokyo Stock Exchange. If the Holding Company is established and the three directors are appointed as outside directors, the Holding Company plans to report the three directors to the Tokyo Stock Exchange as independent directors.

4.

If the Holding Company is established and Mr. Shigeo Nakayama, Ms. Sadako Yasuoka, and Mr. Yojiro Shiba are appointed as outside directors, the Holding Company will enter into an agreement with the three directors to limit their liability for compensation for damages to the extent that they meet the requirements stipulated in laws and regulations in accordance with the Articles of Incorporation. The maximum amount of liability based on said agreements shall be the amount stipulated by laws and regulations.

5.

In the event that the Holding Company is established, the Holding Company plans to enter into a directors and officers liability insurance contract with an insurance company naming each candidate as the insured. The insurance policy will cover the damages and litigation expenses to be borne by the insured, and the Holding Company will bear all insurance premiums on behalf of the insured.

6.

The number of shares of the Company held by each candidate is based on shareholding status as of March 31, 2021. The number of shares of the Holding Company to be allotted is based on said shareholding status, taking into account the Share Transfer ratio. Therefore, the actual number of shares of the Holding Company to be allotted may vary depending on shareholding status immediately prior to the date of incorporation of the Holding Company.

5.	Matters concerning persons who will become members of the Audit & Supervisory Board of the Holding Company

The following persons will become members of the Audit & Supervisory Board of the Holding Company:

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Shigeki Arima (January 15, 1962)	Apr. 1984	Joined the Company	(1) 2,502 shares (2) 2,502 shares
	May 2008	General Manager, Shunan Branch
	Jun. 2011	General Manager, Hiroshima Branch
	May 2013	General Manager, Shimonoseki Branch
	May 2015	General Manager, Group Management Division
	May 2017	General Manager, Corporate Planning Division, and General Manager, Group Management Division
	May 2018	Executive Officer Regional General Manager, Chugoku and Shikoku Region, and General Manager, Hiroshima Branch
	Apr. 2020	Assistant to President
	Jun. 2020	Audit & Supervisory Board Member of the Company (Incumbent)

[Reasons for selection as a candidate for Audit & Supervisory Board Member]

After serving as general manager of the Group Corporate Management Division and Corporate Planning Division, Mr. Shigeki Arima was appointed executive officer of the Company in May 2018. He has driven business forward as the individual in charge of the Chugoku and Shikoku region, and was appointed member of the Audit & Supervisory Board in June 2020. Judging his depth of experience and knowledge from the perspective of management finance to be indispensable in monitoring group management to strengthen global governance and fulfill sound and appropriate group management in the future, the Company has nominated Mr. Arima as a candidate for member of the Audit & Supervisory Board of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Koji Mizota (September 29, 1962)	Apr. 1986	Joined the Company	(1) 100 shares (2) 100 shares
	Oct. 2011	General Manager, Chugoku Security Transportation Branch
	Apr. 2013	General Manager, Hiroshima Branch
	May 2013	General Manager, Hofu Branch
	May 2017	General Manager, Business Profit Improvement Promotion Division
	Apr. 2019	General Manager, Business Division (Incumbent)

[Reasons for selection as a candidate for Audit & Supervisory Board Member]

After serving in the General Affairs and Business Divisions, Mr. Koji Mizota has engaged in Japanese domestic branch operations management for many years, acting with a sense of propriety and balance. Mr. Mizota was appointed Business Division general manager in April 2019, and he is familiar with a wide range of business laws. Judging his suitability to monitor group operations of the Holding Company structure based on his track record and stance on efforts to ensure appropriate compliance with business laws, in which he has deep experience and knowledge, the Company have nominated Mr. Mizota as a candidate for member of the Audit & Supervisory Board of the Holding Company.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Toshiaki Nojiri (June 15, 1950)	Apr. 1979	Joined Nittsu Research Institute and Consulting, Inc.	(1) 300 shares (2) 300 shares
	Apr. 1989	Assistant Professor, Faculty of Sociology, Ryutsu Keizai University
	Apr. 1994	Professor, Faculty of Sociology, Ryutsu Keizai University
	Apr. 1996	Professor, Faculty of Distribution and Logistics Systems, Ryutsu Keizai University
	Apr. 2001	Professor, Faculty of Law, Ryutsu Keizai University
	Nov. 2002	President, Ryutsu Keizai University
	Nov. 2008	Retired from President, Ryutsu Keizai University
	Jun. 2013	Senior Managing Director, Nittsu Gakuen Educational Corporation
	Apr. 2015	President, Ryutsu Keizai University
	Jun. 2016	Director, Nittsu Gakuen Educational Corporation (Incumbent)
	Jun. 2016	Audit & Supervisory Board Member of the Company (Incumbent)
(Significant Concurrent Positions) Director, Nittsu Gakuen Educational Corporation

[Reasons for selection as a candidate for Outside Audit & Supervisory Board Member]

Mr. Toshiaki Nojiri was appointed as a member of the Company’s Audit & Supervisory Board in June 2016 in recognition of his suitability for the position of monitoring management in all aspects of the Company’s business based on his specialization in research on antitrust law and transportation business policy, as well as his experience as an academic expert in a number of public positions, including positions in government agencies and industry organizations. Judging his extensive experience and insight to be indispensable for the continued performance of sound and appropriate corporate management in the Nippon Express Group, the Company has nominated Mr. Nojiri as a candidate for outside member of the Audit & Supervisory Board of the Holding Company. While Mr. Nojiri has no experience in corporate management other than as an outside director, it is our judgment based on the reasons above that he will able to perform his duties appropriately as an outside member of the Audit & Supervisory Board.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Yoshio Aoki (October 23, 1950)	Nov. 1974	Joined Peat, Marwick, Mitchell & Company
	Nov. 1976	Joined Tohmatsu Awoki & Co. (Current Deloitte Touche Tohmatsu LLC)
	Mar. 1978	Registered as Certified Public Accountant
	Jul. 1988	Partner, Tohmatsu Awoki & Sanwa (Current Deloitte Touche Tohmatsu LLC)
	Jul.1995	Representative Partner, Tohmatsu & Co. (Current Deloitte Touche Tohmatsu LLC)
	Oct. 2010	Head, Management Audit Office, Deloitte Touche Tohmatsu LLC	(1) 0 shares
	Dec. 2015	Director, Certified Public Accountant, Yoshio Aoki & Co. (Incumbent)	(2) 0 shares
	Mar. 2016	Audit & Supervisory Board Member of Nippon Denko Co., Ltd. (Incumbent)
	Jun. 2016	Audit & Supervisory Board Member of Polyplastics Co., Ltd.
	Jun. 2016	Audit & Supervisory Board Member of the Company (Incumbent)
(Significant Concurrent Positions) Audit & Supervisory Board Member of Nippon Denko Co., Ltd.

[Reasons for selection as a candidate for Outside Audit & Supervisory Board Member]

Yoshio Aoki was appointed as a member of the Company’s Audit & Supervisory board in June 2016 in recognition of his suitability for the position of monitoring management in all aspects of the Company’s business based on his extensive experience as a certified public accountant and professional knowledge of finance and accounting. Judging his extensive experience and insight to be indispensable for the continued performance of sound and appropriate corporate management in the Nippon Express Group, the Company has nominated Mr. Aoki as a candidate for outside member of the Audit & Supervisory Board of the Holding Company. While Mr. Aoki has no experience in corporate management other than as an outside director, it is our judgment based on the reasons above that he will able to perform his duties appropriately as an outside member of the Audit & Supervisory Board.

Name (Date of Birth)	Profile, Position, and Responsibilities at the Company (Significant Concurrent Positions)		(1) Number of Company Shares Held by Candidate (2) Number of Holding Company Shares Allotted
Nobuko Sanui (April 7, 1955)	Apr. 1980	Joined Japan Federation of Employers’ Associations
	July 2000	General Manager, International Division, Japan Federation of Employers’ Associations
	May 2002	Chief General Manager, International Labor Policy Division, Japan Federation of Economic Organizations (name changed due to a merger)
	Apr. 2005	Chief General Manager, Labor Law Division, Japan Federation of Economic Organizations
	Jun. 2006	Chief General Manager, International Division II, Japan Federation of Economic Organizations	(1) 0 shares (2) 0 shares
	May 2008	Managing Director, Japan Federation of Economic Organizations
	Mar. 2012	Managing Director, KEIDANREN (Japan Business Federation) (name changed due to a transition into a general incorporated association)
	Jun. 2014	Managing Director, KEIDANREN Business Services
	Jun. 2020	Retired as Managing Director, KEIDANREN Business Services

[Reasons for selection as a candidate for Outside Audit & Supervisory Board Member]

Ms. Nobuko Sanui has experience in the formulation of international rules in the field of labor at an employers’ association and formulating policy recommendations that contribute to overseas expansion of companies. Judging her suitability to monitor Nippon Express Group global business operations based on her detailed experience and expertise in international and labor domains, as well her as experience and knowledge in managing an association, the Company has nominated Ms. Sanui as a candidate for member of the Audit & Supervisory Board of the Holding Company, expecting that she will play a role in offering advice for the greater strength of the Company’s audit system.

(Notes) 1.	There are no special interests between each candidate and the Company, nor are there any plans to have any special interests in relations to the Holding Company.

2.	Mr. Toshiaki Nojiri, Mr. Yoshio Aoki, and Ms. Nobuko Sanui are candidates for outside member of the Audit & Supervisory Board of the Holding Company.

3.

The Company has registered Mr. Toshiaki Nojiri, Mr. Yoshio Aoki and Ms. Nobuko Sanui as independent directors in accordance with the provisions of the Tokyo Stock Exchange. If the Holding Company is established and the three directors are appointed as outside members of the Audit & Supervisory Board, the Holding Company plans to report the three directors to the Tokyo Stock Exchange as independent directors.

4.

If the Holding Company is established and the candidates are appointed as outside members of the Audit & Supervisory Board, the Holding Company will enter into an agreement with each candidate to limit their liability for compensation for damages to the extent that they meet the requirements stipulated in laws and regulations in accordance with the Articles of Incorporation. The maximum amount of liability based on said agreements shall be the amount stipulated by laws and regulations.

5.

In the event that the Holding Company is established, the Holding Company plans to enter into a directors and officers liability insurance contract with an insurance company naming each candidate as the insured. The insurance policy will cover the damages and litigation expenses to be borne by the insured, and the Holding Company will bear all insurance premiums on behalf of the insured.

6.

The number of shares of the Company held by each candidate is based on shareholding status as of March 31, 2021. The number of shares of the Holding Company to be allotted is based on said shareholding status, taking into account the Share Transfer ratio. Therefore, the actual number of shares of the Holding Company to be allotted may vary depending on shareholding status immediately prior to the date of incorporation of the Holding Company.

6.	Matters concerning the entity which will become accounting auditor of the Holding Company

The following entity will become the accounting auditor of the Holding Company:

As of March 31, 2021

Company Name	Deloitte Touche Tohmatsu LLC
Location of principal office	2-3, Marunouchi 3-chome, Chiyoda-ku, Tokyo Marunouchi Nijubashi Building
History

May 1968:   Tohmatsu Awoki & Co. established

May 1975:   Joined Touche Ross International (currently Deloitte Touche Tohmatsu Limited) alliance

Feb. 1990:   Changed name to Tohmatsu & Co.

July 2009:   Transitioned to a limited liability company and changed name to Deloitte Touche Tohmatsu LLC

Overview

Paid-in capital:   1,077 million yen (as of February 28, 2021)

Members:   6,851 persons (as of August 31, 2020)

(Breakdown)

            Partners (CPAs): 510 persons

            Non-CPA partners: 56 persons

            Staff    CPAs: 2,757 persons

Successful CPA exam candidates

(including junior accountants): 1,133 persons

Other specialists: 2,238 persons

Other staff: 157 persons

Companies involved in audits: 3,296 companies (as of May 31, 2020)

7.	Matters concerning remuneration of directors of the Holding Company

(1)	Policy on determining the details of individual director remuneration

The Company has established a policy to determine the details of individual director remuneration for each individual director of the Company (“Determined Policy”) as provided on page 15 of our Business Report. The Determined Policy will continue to be deemed appropriate even after the transition to a holding company structure. Therefore, if this proposal is approved the Holding Company will establish a Determined Policy with essentially the same details as that described on page 15 of the Business Report.

(2)	Specific details of remuneration for directors of the Holding Company

As set forth in Article 2 of the Supplementary Provisions of the Articles of Incorporation attached to Share Transfer Plan (Copy), the specific details of the remuneration of directors of the Holding Company will be (i) monetary remuneration of up to 660 million yen per year and (ii) performance-linked stock-based remuneration. (i) The number of directors of the Holding Company eligible for monetary remuneration is nine (including three outside directors). The number of directors of the Holding Company eligible for (ii) performance-linked stock-based compensation is six, excluding the three outside directors (if the Holding Company has executive officers, such executive officers are also eligible for said remuneration). In addition, (ii), above, also applies to Company directors (excluding outside directors and non-residents of Japan) and executive officers (excluding non-residents of Japan).

The remuneration described in (i) and (ii), above, are essentially the same as the remuneration for directors of the Company, and are considered to be reasonable for the Holding Company from the standpoint of economic conditions and from the viewpoint of raising the awareness of directors to contribute to the improvement of Company performance and corporate value over the medium to long term. Further, the Company believes that such remuneration is necessary and reasonable to determine the details of individual remuneration for each director in accordance with Determined Policy, such policy being essentially the same as that of the Company as for that to be implemented for Holding Company as described in (1), above.

As described in Article 2-2 of the Supplementary Provisions of the Articles of Incorporation attached to the Share Transfer Plan (Copy), (ii), above, is a stock-based remuneration plan that utilizes a trust, and the period subject to evaluation (trust period) is scheduled to change in accordance with the change of fiscal year end, and further, the Holding Company plans to succeed the Company’s position in the trust agreement under the same terms and provisions, making changes to said trust agreement to the extent deemed reasonable.

(3)	Specific details of remuneration of members of the Audit & Supervisory Board of the Holding Company

As set forth in Article 3 of the Supplementary Provisions of the Articles of Incorporation attached to Share Transfer Plan (Copy), the specific details of the remuneration of members of the Audit & Supervisory Board of the Holding Company will be monetary remuneration of up to 120 million yen per year. The number of members of the Audit & Supervisory Board eligible for such remuneration is five.

Proposal 3:	Partial Amendments to the Articles of Incorporation

1. Reasons for the proposal

a. Change in location of head office

In order to strengthen group management and pursue a one-stop system to demonstrate the Group’s comprehensive capabilities in land, sea, and air transportation, the Company has decided to construct a new head office building that will serve as an integrated location for the Nippon Express Group with combined functions of the Headquarters, a Branch, and Group companies, and relocate the Group’s head office to Chiyoda-ku, Tokyo. Accordingly, the Company proposes to change the location of head office described in Article 3 from Minato-ku, Tokyo, to Chiyoda-ku, Tokyo. The amendments in question shall take effect on the date of the head office transfer, which will be determined at a meeting of the Company’s Board of Directors to be held by December 31, 2021, with supplementary provisions to this effect provided.

b. Change in business year

The Company’s business year is currently from April 1 to March 31 of the following year. For the purpose of improving management transparency through timely and accurate tracking and disclosure of the entire Group’s business performance by unifying the fiscal year-ends to December 31, which will further strengthen its management structure as a global company, the Company proposes to change its fiscal year-end (the end of a business year) to December 31. Accordingly, the Company proposes to change its business year to the year from January 1 to December 31. The convocation timing for the Ordinary General Meeting of Shareholders will be in March every year, and the record date for voting rights at the Ordinary General Meeting of Shareholders will be December 31 every year. The record date for year-end dividends will be changed to December 31 every year, and the record date for interim dividends will be changed to June 30 every year. The Company proposes to establish supplementary provisions as a transitional measure for this change in business year.

c. Elimination of record date system for voting rights at the Ordinary General Meeting of Shareholders

To facilitate the smooth implementation of administrative procedures related to the convocation of the Ordinary General Meeting of Shareholders, the Company has established rules related to the record date for voting rights at the Ordinary General Meeting of Shareholders in Article 13 of Articles of Incorporation based on Article 124, Paragraph 3 of the Companies Act. However, if Approval of Share Transfer Plan under Proposal 2 is approved and the stock transfer scheduled for January 4, 2022, is implemented (“Stock Transfer”), the Company’s shareholders will consist of a single holding company, eliminating the need for rules related to the record date for voting rights at the Ordinary General Meeting of Shareholders. Accordingly, the Company proposes to abolish the record date system for voting rights at the Ordinary General Meeting of Shareholders, whereby Article 13 (Record Date for Ordinary General Meeting of Shareholders) will be deleted. At the same time, Article 14 and each of the following articles will be moved up one position in order of articles.

These amendments to the Articles of Incorporation will become effective on December 31, 2021, provided that Approval of Share Transfer Plan under Proposal 2 is approved in original form, that the Stock Transfer Plan remains in effect until the day before December 31, 2021, and that the Stock Transfer has not been canceled.

2. Details of the amendments

(Underlined parts indicate amended sections.)
Current Articles of Incorporation	Proposed Amendments
Article 1. to Article 2. (text omitted)	Article 1. to Article 2. (as currently constituted)

(Location of Head Office) Article 3. The Company shall have its head office in Minato-ku, Tokyo.	(Location of Head Office) Article 3. The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4. to Article 11. (text omitted)	Article 4. to Article 11. (as currently constituted)

(Convocation)

Article 12.   The ordinary general meeting of shareholders of the Company shall be convened in June of each year, and an extraordinary general meeting of shareholders shall be convened at any time when necessary.

(Convocation)

Article 12.   The ordinary general meeting of shareholders of the Company shall be convened in March of each year, and an extraordinary general meeting of shareholders shall be convened at any time when necessary.

(Record Date for Ordinary General Meeting of Shareholders) Article 13. The record date for an ordinary general meeting of shareholders of the Company shall be March 31st of each year.	(Deleted)

Article 14. to Article 40. (text omitted)	Article 13. to Article 39. (as currently constituted)

(Business Year) Article 41. The business year of the Company shall be one (1) year commencing from the April 1st of each year to the March 31st of the following year.	(Business Year) Article 40. The business year of the Company shall be one (1) year commencing from the January 1st of each year to the December 31st.

(Year-end Dividends)

Article 42.   The Company shall, upon resolution of the general meeting of shareholders, pay dividends on retained earnings by cash (hereinafter referred to as the “Year-end Dividends”) to the shareholders or pledgees for registered shares whose name have been entered or electronically recorded in the last shareholders’ register as of March 31st of each year.

(Year-end Dividends)

Article 41.   The Company shall, upon resolution of the general meeting of shareholders, pay dividends on retained earnings by cash (hereinafter referred to as the “Year-end Dividends”) to the shareholders or pledgees for registered shares whose name have been entered or electronically recorded in the last shareholders’ register as of December 31st of each year.

Current Articles of Incorporation	Proposed Amendments

(Interim Dividends)

Article 43.   The Company may, upon resolution of the Board of Directors, pay dividends on retained earnings by cash provided for in Article 454, Paragraph 5 of the Corporate Law (hereinafter referred to as the “Interim Dividends”) to the shareholders or pledgees for registered shares whose name have been entered or electronically recorded in the last shareholders’ register as of September 30th of each year.

(Interim Dividends)

Article 42.   The Company may, upon resolution of the Board of Directors, pay dividends on retained earnings by cash provided for in Article 454, Paragraph 5 of the Corporate Law (hereinafter referred to as the “Interim Dividends”) to the shareholders or pledgees for registered shares whose name have been entered or electronically recorded in the last shareholders’ register as of June 30th of each year.

Article 44. (text omitted)	Article 43. (as currently constituted)

(Newly established)	Supplementary Provisions

(Newly established)

Article 1.   The change in Article 3 (Location of Head Office) shall become effective as of the date of the head office relocation determined at a meeting of the Board of Directors to be held by December 31, 2021. This article will be deleted after the date that the head office relocation becomes effective.

(Newly established)

Article 2.   Notwithstanding the provisions of Article 40 (Business Year), the business year of the 116th Business Term shall be the nine-month period from April 1, 2021 to December 31, 2021. This article will be deleted upon the completion of the business year of the 116th Business Term.

(Newly established)

Article 3.   Notwithstanding the provisions of Article 42 (Interim Dividends), the record date for Interim Dividends for the business year of the 116th Business Term shall be September 30, 2021. This article will be deleted upon the completion of the business year of the 116th Business Term.

(Reference)

The Company plans to pay distribution of surplus (year-end dividends) for the fiscal year ending December 31, 2021 (April 1, 2021 to December 31, 2021), to shareholders or pledgees for registered shares whose name have been entered or electronically recorded in the last shareholders’ register as of December 31, 2021, in accordance with Article 41 (Year-end Dividends) of the amended Articles of Incorporation.

Proposal 4:	Election of Nine (9) Directors

The terms of office of all the nine (9) Directors will expire at the closing of this Ordinary General Meeting of Shareholders. Accordingly, it is proposed to elect Nine (9) Directors (three (3) of whom are Outside Directors).

The candidates for Directors are listed below.

Candidate Number	Name				Position and Responsibilities at the Company
1	Kenji Watanabe				Chairman and Representative Director
Re- appoint- ment

2	Mitsuru Saito				President, Chief Executive Officer and Representative Director Chief Executive Officer General Manager, Corporate Strategy Unit Chief Managing Officer of Corporate Strategy Headquarters
Re- appoint- ment

3	Takaaki Ishii				Executive Vice President, Chief Operating Officer and Representative Director General Manager, Business Solutions Unit
Re- appoint- ment

4	Susumu Akita

Executive Vice President, Chief Operating Officer and Representative Director

General Manager,

Japan Business Unit

Chief Managing Officer of Japan Business Headquarters and Network Transport Business Promotion Headquarters

Re- appoint- ment

5	Satoshi Horikiri				Executive Vice President, Chief Operating Officer and Representative Director General Manager, Corporate Solutions Unit Chief Managing Officer of Corporate Support Headquarters and CSR Headquarters
Re- appoint- ment

6	Takashi Masuda				Director and Managing Executive Officer In charge of Corporate Planning Division and Financial Planning Division
Re- appoint- ment

7	Shigeo Nakayama	Re- appoint- ment	Outside	Inde- pendent	Director

8	Sadako Yasuoka	Re- appoint- ment	Outside	Inde- pendent	Director

9	Yojiro Shiba	New Candi- date	Outside	Inde- pendent

New Candidate	: New candidate for Director	Reappointment	: Candidate for reappointment as Director

Outside	: Candidate for Outside Director	Independent	: Candidate for independent officer

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
1	Kenji Watanabe (February 3, 1950) Reappointment Number of years served as Director (at the closing of this Meeting): 16 Attendance at Board of Directors meetings: 16/17 (94%)	April 1972	Joined the Company	28,803
		May 2005	Executive Officer, Regional General Manager, No. 9 Region, and General Manager, Osaka Branch
		June 2005	Director and Executive Officer, Regional General Manager, No. 9 Region, and General Manager, Osaka Branch
		May 2007	Director and Senior Managing Executive Officer, Regional General Manager, Tokyo Metropolitan Region, and General Manager, Tokyo Branch
		May 2009	Executive Vice President, Chief Operating Officer and Representative Director
		June 2011	President, Chief Executive Officer and Representative Director
		May 2017	Chairman and Representative Director (Incumbent)
(Duties in charge) Chairman of the Board of Directors (Important Position of Other Organizations Concurrently Assumed) None

[Reasons for the selection]

Since his appointment as President, Chief Executive Officer and Representative Director of the Company in June 2011, Mr. Kenji Watanabe has been committed to driving the growth of the Nippon Express Group, developing its operational base as a truly global logistics company, in addition to strengthening its domestic business. As he has been serving as Chairman and Representative Director since May 2017, the Company believes that his solid leadership and management capabilities based on his outstanding insight are crucial for strengthening the operational base of the entire Nippon Express Group in order to realize its long-term vision of the Business Plan, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
2	Mitsuru Saito (September 22, 1954) Reappointment Number of years served as Director (at the closing of this Meeting): 9 Attendance at Board of Directors meetings: 17/17 (100%)	April 1978	Joined the Company	17,900
		May 2009	Executive Officer, Regional General Manager, Tohoku Region and General Manager, Sendai Branch
		May 2012	Managing Executive Officer
		June 2012	Director and Managing Executive Officer
		May 2014	Executive Vice President, Chief Operating Officer and Representative Director
		May 2017	President, Chief Executive Officer and Representative Director (Incumbent)

(Duties in charge)

Chief Executive Officer

General Manager, Corporate Strategy Unit

Chief Managing Officer of Corporate Strategy Headquarters

(Important Position of Other Organizations Concurrently Assumed)

None

[Reasons for the selection]

Since his appointment as Executive Vice President, Chief Operating Officer and Representative Director in May 2014, Mr. Mitsuru Saito has implemented operational structural reforms leading to sustainable corporate growth in a prompt and precise manner as Chief Managing Officer of Administration Headquarters. As he has been serving as President and Representative Director of the Company since May 2017, the Company believes that his solid leadership and management capabilities based on his outstanding insight are crucial for implementing all strategies under the Business Plan as Chief Executive Officer in a prompt and precise manner for the Nippon Express Group to grow into a logistics company with a strong presence in the global market, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
3	Takaaki Ishii (October 12, 1954) Reappointment Number of years served as Director (at the closing of this Meeting): 7 Attendance at Board of Directors meetings: 17/17 (100%)	April 1978	Joined the Company	14,400
		June 2011	Executive Officer, Regional General Manager, North Kanto & Shin-Etsu Region, and General Manager, Gunma Branch
		December 2013	Executive Officer
		May 2014	Managing Executive Officer
		June 2014	Director and Managing Executive Officer
		May 2015	Director and Senior Managing Executive Officer, Regional General Manager, Kanto Region, and General Manager, Air Freight Business Branch
		May 2017	Executive Vice President, Chief Operating Officer and Representative Director (Incumbent)
(Duties in charge) General Manager, Business Solutions Unit (Important Position of Other Organizations Concurrently Assumed) None

[Reasons for the selection]

Since his appointment as Executive Officer of the Company in June 2011, Mr. Takaaki Ishii has contributed greatly to management of the Company with executive responsibility for operations in broad areas primarily in the Kanto Region. As he has been serving as Executive Vice President, Chief Operating Officer and Representative Director since May 2017, the Company believes that his leadership and management capabilities based on his profound experience and knowledge are crucial for further strengthening its approaches based on both customer and business and developing its global market while ensuring its solid competitiveness, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
4	Susumu Akita (September 7, 1959) Reappointment Number of years served as Director (at the closing of this Meeting): 5 Attendance at Board of Directors meetings: 17/17 (100%)	April 1982	Joined the Company	5,800
		May 2014	Executive Officer, Regional General Manager, Tohoku Region, and General Manager, Sendai Branch
		May 2016	Executive Officer
		June 2016	Director and Executive Officer
		May 2017	Director and Managing Executive Officer
		April 2019	Executive Vice President, Chief Operating Officer and Representative Director (Incumbent)

(Duties in charge)

General Manager, Japan Business Unit

Chief Managing Officer of Japan Business Headquarters and Network Transport Business Promotion Headquarters

(Important Position of Other Organizations Concurrently Assumed)

None

[Reasons for the selection]

Since his appointment as Executive Officer of the Company in May 2014, Mr. Susumu Akita has contributed to the development of businesses in the Tohoku Region and has made great achievements as a company-wide manager of important sections such as general affairs, human resources and business administration sections. As he has been serving as Executive Vice President since April, 2019, the Company believes that his leadership and management capabilities based on his excellent insight are crucial for controlling its overall businesses in Japan, further advancing its strategy to enhance businesses, and improving profitability and productivity, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
5	Satoshi Horikiri (October 25, 1960) Reappointment Number of years served as Director (at the closing of this Meeting): 1 Attendance at Board of Directors meetings: 13/13 (100%)	April 1983	Joined the Company	5,300
		May 2015	Executive Officer, Regional General Manager, North Kanto & Shin-Etsu Region, and General Manager, Gunma Branch
		May 2017	Executive Officer
		June 2017	Director and Executive Officer
		May 2018	Director and Managing Executive Officer
		April 2019	Director and Senior Managing Executive Officer
		June 2019	Senior Managing Executive Officer
		April 2020	Executive Vice President and Chief Operating Officer
		June 2020	Executive Vice President, Chief Operating Officer and Representative Director (Incumbent)

(Duties in charge)

General Manager, Corporate Solutions Unit

Chief Managing Officer of Corporate Support

Headquarters and CSR Headquarters

(Important Position of Other Organizations Concurrently Assumed)

None

[Reasons for the selection]

Since his appointment as Executive Officer of the Company in May 2015, Mr. Satoshi Horikiri has contributed to the development of businesses in the North Kanto & Shin-Etsu Region and has made great achievements as a manager of important sections such as corporate planning and international business sections. As he has been serving as Executive Vice President and Chief Operating Officer since April 2020 and as Representative Director since June 2020, the Company believes that his management capabilities evidenced by his achievements in various important sections through cross-organizational collaboration are crucial for strengthening its operational base to support enhancement of domestic business in Japan and dramatic growth of overseas business in the midst of an increasingly uncertain business environment, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
6	Takashi Masuda (August 30, 1960) Reappointment Number of years served as Director (at the closing of this Meeting): 3 Attendance at Board of Directors meetings: 17/17 (100%)	April 1984 May 2007 July 2009 April 2010 May 2013 May 2015 May 2017 May 2018 June 2018 April 2021	Joined the Company Managing Director, NIPPON EXPRESS CAPITAL CO., LTD. Group General Manager, 3PL Division Group General Manager, Global Logistics Solutions Division General Manager, Finance & Accounting Division Director and Executive Officer, NITTSU SHOJI CO., LTD. Director and Managing Executive Officer, NITTSU SHOJI CO., LTD. Executive Officer Director and Executive Officer Director and Managing Executive Officer (Incumbent)	3,500
		(Duties in charge) In charge of Corporate Planning Division and Financial Planning Division (Important Position of Other Organizations Concurrently Assumed) None

[Reasons for the selection]

Since his appointment as Executive Officer of the Company in charge of finance in May 2018 and as Director in June 2018, Mr. Takashi Masuda has promoted measures to reinforce its financial base and streamline company-wide accounting operations. He became in charge of corporate planning and financial planning in 2019, and was appointed Managing Executive Officer in April 2021. The Company believes that his management capabilities based on his diversified experience and profound knowledge in finance and other areas are crucial for strengthening its operational base through highly strategic investments across the Nippon Express Group and realizing capital policies in ESG-oriented business management, and thus proposes him as candidate for Director on a continuous basis.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
7	Shigeo Nakayama (April 3, 1952) Reappointment Outside Director Independent Officer Number of years served as Director (at the closing of this Meeting): 7 Attendance at Board of Directors meetings: 16/17 (94%)	April 1978 April 1987 April 2000 April 2004 June 2004 June 2014	Certified as an attorney (Daiichi Tokyo Bar Association) Joined Law Firm of Naritomi Yasunobu Founded Law Firm of Nakayama Shigeo (In April 2005, name changed to Law Firm of Nakayama & Otokozawa) (Incumbent) Professor, Legal Training and Research Institute, Supreme Court of Japan Visiting Professor, The University of Tokyo Faculty of Law Outside Corporate Auditor, Shizuoka Daiichi Television Corporation (Incumbent) Director, the Company (Incumbent)	300
		(Important Position of Other Organizations Concurrently Assumed) Outside Corporate Auditor, Shizuoka Daiichi Television Corporation

[Reasons for the selection and expected roles]

Mr. Shigeo Nakayama has expert knowledge in Labor Law and the Labor Relations Act as an attorney. Thus far, he has provided necessary advice on agenda items and deliberations for the sound development of the Company based on his legal knowledge which he has cultivated over many years and abundant experience in corporate legal affairs. The Company proposes Mr. Nakayama as candidate for Outside Director on a continuous basis with the expectation that he will continue fulfilling his roles in supervising the business execution and providing advice. Mr. Nakayama has no direct experience in managing a company other than serving as an outside Director and as an outside Audit & Supervisory Board Member, however, based on the above reason, the Company believes he will be able to carry out his duties as Outside Director appropriately.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
8	Sadako Yasuoka (December 2, 1960) Reappointment Outside Director Independent Officer Number of years served as Director (at the closing of this Meeting): 6 Attendance at Board of Directors meetings: 15/17 (88%)	January 2005 August 2007 October 2008 April 2009 November 2013 June 2015 October 2020	Lecturer, Muryozan Denzuin Rongo School for Kids (In April 2013, name changed to Muryozan Denzuin Terakoya Rongo School) (Incumbent) Teacher of Japanese, Seigakuin Junior & Senior High School Representative, Ginza • Terakoya Rongo School for Kids (In April 2019, name changed to Ginza • Rongo School for Adults) (Incumbent) Teacher of the Analects of Confucius (Rongo), Shukutoku SC Junior & Senior High School (Incumbent) Representative, Sadako Yasuoka Office (Incumbent) Director, the Company (Incumbent) Chairperson, Kyogaku Training Institute and Masahiro Yasuoka Memorial Museum (Incumbent)	300
		(Important Position of Other Organizations Concurrently Assumed) None

[Reasons for the selection and expected roles]

Ms. Sadako Yasuoka has been engaged in educational activities for a broad range of generations including research of the Analects of Confucius (Rongo). She has provided necessary advice on agenda items and deliberations from a societal perspective based on her profound culture and extensive experience. The Company proposes Ms. Yasuoka as candidate for Outside Director on a continuous basis with the expectation that she will continue fulfilling her roles in supervising the business execution and providing advice. Ms. Yasuoka has no direct experience in managing a company other than serving as an outside Director, however, based on the above reason, the Company believes she will be able to carry out her duties as Outside Director appropriately.

Candidate Number	Name (Date of Birth)	Profile and Position and Responsibilities at the Company		Number of Company’s Shares Held by Candidate
9	Yojiro Shiba (August 7, 1950) New candidate Outside Director Independent Officer	April 1974	Joined The Industrial Bank of Japan, Limited (current Mizuho Bank, Ltd.)	0
		March 2003 May 2005 June 2007 April 2009 June 2013 June 2015 June 2017 March 2018 April 2019 June 2019 June 2020

Managing Executive Officer, Mizuho Bank, Ltd.

Executive Officer, Oriental Land Co., Ltd.

Executive Director and Senior Executive Officer, Oriental Land Co., Ltd.

Representative Director and Executive Vice President Officer, Oriental Land Co., Ltd.

External Director, AMUSE INC.

Director and Vice Chairman, AMUSE INC.

Director, Vice Chairman, AMUSE INC.

Outside Director, Bridgestone Corporation (Incumbent)

Representative Director, President, AMUSE INC.

Director, Vice Chairman, AMUSE INC.

Special Adviser, AMUSE INC.

		(Important Position of Other Organizations Concurrently Assumed) Outside Director, Bridgestone Corporation

[Reasons for the selection and expected roles]

Mr. Yojiro Shiba possesses extensive experience in corporate management and wide-ranging expertise gained from addressing diverse customer needs. The Company proposes Mr. Shiba as candidate for Outside Director on this occasion, expecting him to fulfill roles in supervising and providing advice based on his deep insight into corporate management and business execution as the Nippon Express Group accelerates its global business development.

(Notes) 1.	There is no special interest between the Company and each of the candidates.

2.	The Company has provided notice to the Tokyo Stock Exchange of Mr. Shigeo Nakayama, Ms. Sadako Yasuoka and Mr. Yojiro Shiba being independent officers.

3.	Agreement to limit Outside Directors’ liability

(1)

In accordance with the Articles of Incorporation, the Company has entered into agreements with Mr. Shigeo Nakayama and Ms. Sadako Yasuoka which limit Outside Directors’ liabilities when applicable under the requirements of laws and regulations. The limit of liability under the agreement shall be an amount provided for in the laws and regulations. When Mr. Shigeo Nakayama and Ms. Sadako Yasuoka are reelected under this proposal, the Company will continue the agreement with them.

(2)

When Mr. Yojiro Shiba is elected under this proposal, in accordance with the Articles of Incorporation, the Company plans to enter into an agreement with him which limits his liabilities when applicable under the requirements of laws and regulations. The limit of liability under the agreement shall be an amount provided for in the laws and regulations.

4.

The Company has entered into a directors and officers liability insurance agreement with an insurance company. The insurance agreement covers damages such as compensation for damages and litigation expenses to be borne by the insured parties. The insurance premiums for the insured parties are fully paid by the Company. When each candidate is reelected or elected, they will be included as insured parties under the insurance agreement. The Company plans to renew the insurance agreement with the same content during their terms of office.

Proposal 5:	Election of One (1) Audit & Supervisory Board Member

The term of office of Audit & Supervisory Board Member Mr. Tadashi Kanki will expire at the closing of this Ordinary General Meeting of Shareholders. Accordingly, it is proposed to elect one (1) Audit & Supervisory Board Member.

The submission of this proposal to this Ordinary General Meeting of Shareholders has obtained the prior consent of Audit & Supervisory Board.

The candidate for Audit & Supervisory Board Member is listed below.

Name (Date of Birth)	Profile and Position at the Company	Number of Company’s Shares Held by Candidate
Nobuko Sanui (April 7, 1955) New candidate Outside Audit & Supervisory Board Member Independent Officer	April 1980 July 2000 May 2002 April 2005 June 2006 May 2008 March 2012 June 2014 June 2020

Joined Japan Federation of Employers’ Associations

General Manager, International Department, Japan Federation of Employers’ Associations

Chief General Manager, International Labor Policy Division, Japan Federation of Economic Organizations (name changed due to a merger)

Chief General Manager, Labor Law Division, Japan Federation of Economic Organizations

Chief General Manager, International Division II, Japan Federation of Economic Organizations

Managing Director, Japan Federation of Economic Organizations

Managing Director, KEIDANREN (Japan Business Federation) (name changed due to a transition into a general incorporated association)

Managing Director, KEIDANREN Business Services

Retired as Managing Director, KEIDANREN Business Services

0
(Important Position of Other Organizations Concurrently Assumed) None

[Reasons for the selection]

Ms. Nobuko Sanui possesses experience including formulating international rules in the labor relations field at an employers’ association and formulating policy recommendations that contribute to overseas expansion of companies. Well-versed in international relations and labor relations fields, and based on her experience and knowledge with experience in managing an association, she is suited to the position of supervising the global business management of the Nippon Express Group. Expecting that she will perform roles such as providing advice for further enhancement of the Company’s auditing systems, the Company proposes her as candidate for Outside Audit & Supervisory Board Member on this occasion.

(Notes) 1.	There is no special interest between the Company and the candidate.

2.	The Company has provided notice to the Tokyo Stock Exchange of Ms. Nobuko Sanui being an independent officer.

3.

Agreement to limit Outside Audit & Supervisory Board Members’ liability When Ms. Nobuko Sanui is elected under this proposal, in accordance with the Articles of Incorporation, the Company plans to enter into an agreement with her which limits her liabilities when applicable under the requirements of laws and regulations. The limit of liability under the agreement shall be an amount provided for in the laws and regulations.

4.

The Company has entered into a directors and officers liability insurance agreement with an insurance company. The insurance agreement covers damages such as compensation for damages and litigation expenses to be borne by the insured parties. The insurance premiums for the insured parties are fully paid by the Company. When Ms. Nobuko Sanui is elected, she will be included as an insured party under the insurance agreement. The Company plans to renew the insurance agreement with the same content during her term of office.

Reference

If this proposal is approved and resolved, the structure of the Audit & Supervisory Board will be as follows:

Name				Position at the Company

Naoya Hayashida	Incum- bent			Full-time Audit & Supervisory Board Member

Shigeki Arima	Incum- bent			Full-time Audit & Supervisory Board Member

Toshiaki Nojiri	Incum- bent	Outside	Inde- pendent	Audit & Supervisory Board Member

Yoshio Aoki	Incum- bent	Outside	Inde- pendent	Audit & Supervisory Board Member

Nobuko Sanui	New Candi- date	Outside	Inde- pendent	Audit & Supervisory Board Member

Independence Criteria for Independent Outside Officers

Taking into consideration the requirement for outside directors stipulated in the Companies Act and the criteria set by securities exchanges, the Company has established its own criteria; and it appoints Outside Directors and Outside Audit & Supervisory Board Members in accordance with these criteria.

When candidates for Outside Director and Outside Audit & Supervisory Board Member do not fall under any of the following items, the Company considers that they have the appropriate independence.

1.	An individual who is an executive* of the Company or a Group company or was an executive of the Company or a Group company within the ten-year period prior to his/her appointment;

2.	A shareholder and its executive who own 10% or more of the total voting rights of the Company’s shares;

3.	An executive of a business partner whose transaction with the Group exceeds 2% of the Company’s consolidated revenues;

4.	An individual who has received more than 10 million yen per business year from the Company as remuneration as a consultant, a lawyer or a certified public accountant;

5.	An individual who belongs to the audit firm which is the Company’s Accounting Auditor; or

6.	An individual who belongs to a group which received an average of 10 million yen or more of donations during the last three business years from the Company and a Group company.

*	An “executive” signifies an executive director, an executive officer or other employees.

Proposal 6:	Election of the Accounting Auditor

Ernst & Young ShinNihon LLC, the Company’s Accounting Auditor, will retire due to expiration of its term of office at the closing of this Ordinary General Meeting of Shareholders. Accordingly, it is proposed to elect a new Accounting Auditor.

This proposal is based on a decision by the Audit & Supervisory Board.

In addition, the Audit & Supervisory Board has selected Deloitte Touche Tohmatsu LLC as the candidate for Accounting Auditor in the belief that audits will be conducted from a new perspective. Further, after a comprehensive consideration of the quality control structure, independence, and expertise required of an Accounting Auditor, the Audit & Supervisory Board has determined that Deloitte Touche Tohmatsu LLC is suitable to serve as the Company’s Accounting Auditor.

The candidate for Accounting Auditor is listed below.

(As of March 31, 2021)

Company Name	Deloitte Touche Tohmatsu LLC

Location of principal office	2-3, Marunouchi 3-chome, Chiyoda-ku, Tokyo

Marunouchi Nijubashi Building

History	May 1968:	Tohmatsu Awoki & Co. established

	May 1975:	Joined Touche Ross International (currently Deloitte Touche Tohmatsu Limited) alliance

	Feb. 1990:	Changed name to Tohmatsu & Co.

	July 2009:	Transitioned to a limited liability company and changed name to Deloitte Touche Tohmatsu LLC

Overview	Paid-in capital: ¥1,077 million (as of February 28, 2021)

Members: 6,851 persons (as of August 31, 2020)

(Breakdown)

Partners (CPAs): 510 persons

Non-CPA partners: 56 persons

	Staff	CPAs: 2,757 persons

Successful CPA exam candidates

(including junior accountants): 1,133 persons

Other specialists: 2,238 persons

Other staff: 157 persons

Companies involved in audits: 3,296 companies (as of May 31, 2020)

Proposal 7:	Presentation of Bonuses to Directors

Taking into account the amounts provided as bonuses in the past and the results of operation for the business year under review, it is proposed that a total amount of 102,580,000 yen for bonuses be paid to a total of six (6) Directors excluding three (3) Outside Directors as a group.

End